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                                                                  Exhibit (j)(8)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 15, 2001 on the December 31, 2000 financial statements of the predecessor Equity Value Fund, predecessor Equity Growth Fund and predecessor Pennsylvania Municipal Securities Fund, separate portfolios of The Pillar Funds, and to all references to our firm included in or made part of Post-Effective Amendment No. 57 to Registration Statement File No. 33-04806.

It should be noted that we have performed no audit procedures subsequent to February 15, 2001, the date of our report. Furthermore, we have not made an audit of any financial statements of The Pillar Funds as of any date or for any period subsequent to December 31, 2000, the date of the latest financial statements covered by our report.


/s/ Arthur Andersen LLP
Philadelphia, Pennsylvania
February 27, 2002